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                                                                    Exhibit 23.4





                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Uproar Inc.:

We consent to the inclusion in the registration statement on Form S-4 of Uproar Inc. of our report dated August 4, 1999 and December 16, 1999, relating to the consolidated balance sheets of Uproar Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the years ended December 31, 1997 and 1998, and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.


                                   /s/ KPMG Hungaria Kft.

                                   KPMG Hungaria Kft.

Budapest, Hungary
August 29, 2000